UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 5, 2009

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive

Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Hospira, Inc. (“Hospira”) entered into an Underwriting Agreement, dated as of May 5, 2009 (the “Underwriting Agreement”), by and between Hospira and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as managers of the several underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), pursuant to which Hospira has agreed to issue to the Underwriters $250,000,000 aggregate principal amount of its 6.400% Notes due May 15, 2015 (the “Notes”). The Underwriting Agreement contains customary indemnification provisions. The Notes are subject to the Registration Statement on Form S-3 (File No. 333-158939) that Hospira filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2009 relating to the public offering from time to time of debt securities of Hospira pursuant to Rule 415 of the Securities Act of 1933, as amended. In connection with Hospira’s filing with the SEC of a definitive prospectus supplement, dated May 5, 2009, and prospectus, dated May 1, 2009, relating to the public offering of the Notes, Hospira is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 9.01 - Financial Statements and Exhibits.”

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

A list of exhibits filed herewith is contained on the Exhibit Index immediately preceding such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: May 7, 2009		/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Underwriting Agreement

99.2	Actions of the Authorized Officers (Exhibit A to Exhibit 99.2 is filed as Exhibit 99.3 to this Form 8-K)

99.3	Form of Note

99.4	Opinion of Mayer Brown LLP

99.5	Consent of Mayer Brown LLP (included in Exhibit 99.4 hereto)